Exhibit 99.1

MAX RE CAPITAL
EXECUTIVES TO PRESENT AT
MORGAN STANLEY SMALL CAP CONFERENCE

Hamilton, Bermuda, June 6, 2005. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) today announced that Keith S. Hynes, Executive Vice President & Chief Financial Officer and N. James Tees, Senior Vice President & Treasurer, will speak at the Morgan Stanley Small Cap Conference being held at the Ritz Carlton New York, Battery Park on June 13 — 15, 2005. Mr. Hynes and Mr. Tees will present at 11:15 am (EDT) on June 13, 2005.

The presentation will be available through the Company’s website: www.maxre.bm.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized risk financing solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441- 296-8800
jimt@maxre.bm